Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Appoints Martin D. Madaus to Board of Directors

WALTHAM, MA – February 9, 2023 – Repligen Corporation (NASDAQ:RGEN) today announced the appointment to its Board of Directors of life sciences tools industry leader Martin D. Madaus.

Dr. Madaus brings to the Repligen board over 25 years of industry experience, including five years as Chairman, President and Chief Executive Officer of Millipore Corporation, where he was integral to the company’s transformation into a life science leader, and its acquisition by Merck KGaA in 2010. He is an active board leader, currently serving two public companies; as Lead Director for precision health technology company Quanterix Corporation and as Board member for mass cytometry player Standard BioTools, Inc. (previously Fluidigm Corporation).

Karen A. Dawes, Chairperson of the Board of Directors for Repligen, said, “We are thrilled to welcome Dr. Madaus to the Repligen board, as the company continues to drive innovation in bioprocessing and expand into new markets. Martin’s exceptional career demonstrates his success as a leader and his aptitude for guiding growth. We are certain to benefit from his involvement as we continue to set new standards in bioprocessing and scale our product portfolio.”

Tony J. Hunt, President and Chief Executive Officer said, “I’m excited for this opportunity to work more closely with Martin. He is a terrific addition to the Board, bringing extensive bioprocessing and biopharmaceutical industry experience, especially in the areas of strategy, M&A and commercial. Martin will be a key asset to the Board as we move forward on our journey of transforming bioprocessing through cutting edge innovation.”

Dr. Madaus’ executive profile includes his aforementioned leadership of Millipore Corporation, in addition to his earlier role as President and Chief Executive Officer, N.A., with Roche Diagnostics Corp., and his more recent position as Chairman and Chief Executive Officer at Ortho Clinical Diagnostics. He is currently a senior operating executive at The Carlyle Group.

In addition to his current public company board positions, Dr. Madaus currently leads the boards of three private companies—Unchained Labs, Emulate, Inc. and UltiVue Inc. Dr. Madaus previously served on the Board at Covidien, Ltd. and Mettler-Toledo International Inc.

Dr. Madaus began his career as a veterinarian, before joining Boehringer Mannheim Corporation, where he worked in sales and marketing roles from 1989-1996, until his move into general management coincident with the company’s acquisition by Roche Holdings, AG. He holds a D.V.M. from the University of Munich and a Ph.D. in veterinary medicine from the University of Veterinary Medicine Hannover in Germany.

About Repligen Corporation Repligen Corporation is a global company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration, Chromatography, Process Analytics, Fluid Management and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Hampshire, New Jersey and New York), and we also have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at http://www.repligen.com. Follow us on LinkedIn and Twitter.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update any forward-looking statements, except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

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